EXHIBIT 99.1

Flushing Financial Corporation Strategic Focus on Rate Over Volume Helps to Stabilize Net Interest Margin in 1Q19, Core NIM Increases 3bps

FIRST QUARTER 20191 HIGHLIGHTS

  Net interest margin was 2.57%, unchanged QoQ and down 24bps YoY
  Core net interest margin was 2.52%, up 3bps QoQ and down 22bps YoY
  GAAP diluted EPS was $0.25, down 43.2% QoQ and 35.9% YoY
  Core diluted EPS was $0.33, down 38.9% QoQ and 10.8% YoY
  GAAP net interest income of $41.8 million, up 2.9% QoQ and down 1.9% YoY
  Core net interest income of $42.4 million, up 4.4% QoQ and down 0.4% YoY
  GAAP and core ROAE were 5.1% and 6.8%, respectively, compared with 9.2% and 11.4%, respectively in 4Q18
  GAAP and core ROAA were 0.4% and 0.6%, respectively, compared with 0.7% and 0.9%, respectively in 4Q18
  Provision for loan losses of $1.0 million, or $0.02 after-tax per diluted common share, driven mainly by a charge-off on one commercial loan
  Increased quarterly dividend by 5% to $0.21 per share
  Exceeded growth goal for Win Flushing Program
  The first quarter of each year includes the impact of annual grants of employee and director restricted stock unit awards; restricted stock expense totaled $3.9 million in 1Q19, $1.0 million in 4Q18 and $3.5 million in 1Q18

UNIONDALE, N.Y., April 30, 2019 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the first quarter ended March 31, 2019.

John R. Buran, President and Chief Executive Officer, stated, “While quarterly results were impacted by seasonal expense increases, fair market value adjustments, and provision expense, we were pleased to see several positive trends including net interest margin stabilization, loan yield improvement, loan pipeline growth, continued growth in the C&I portfolio and deposit growth, particularly in the Flushing market.”

“The most significant of these trends was the stabilization of the net interest margin. The net interest margin was flat in 1Q19 compared to 4Q18 while core net interest margin increased three basis points during the same period.  Importantly, the pace of the increase in the cost of funds has slowed from the 26 bps increase in the cost of interest bearing liabilities between 2Q18 and 3Q18 to three basis points between 1Q19 and 4Q18. The yield on interest earning assets has increased more gradually over the same periods as a result of our strategic focus on rate over volume, resulting in easing of net interest margin pressure.”

“Another component of the net interest margin stabilization is the $2 billion of loans scheduled to upwardly reprice through 2021 an average of 96bps. We may not reprice to the full contractual rate but we will reprice somewhere between the market and the contract price as loans begin to refinance.”

“Additionally, the swap strategy remains an important component in stabilizing the net interest margin.  For 1Q19, the forward swaps totaling $442 million provided a benefit of four basis points while the loan swaps totaling $284 million provided two basis points of benefit. Our strategic focus on yield over volume in loan pricing continues to aid in stabilizing the net interest margin as the yield on loan closings increased 12bps during 1Q19 and 75bps from 1Q18. Finally, the loan pipeline improved significantly in 1Q19, growing 40% to $275 million from $197 million at December 31, 2018. The loan pipeline has an average yield of 4.80% providing for additional yield growth in the portfolio with 53% of our pipeline from adjustable rate loans at March 31, 2019.”

“Our strategy on loan growth is to move our balance sheet toward more floating rate C&I business while simultaneously focusing on yield over volume on our mortgage business. During 1Q19, our C&I loan closings totaled over $130 million, representing over 65% of our total loan closings. This performance was part of a trend that has been seen over the past four quarters. During that time period C&I loans, which are primarily adjustable rate, represented 43% of new loan closings. On the mortgage side the yield on loan closings increased 35bps in 1Q19 from 4Q18 and 99bps from 1Q18. Mortgage loan closings were down in 1Q19, primarily due to the pipeline at December 31, 2018 being lower than historical norms, particularly in commercial real estate.”

“Total deposits increased $94.2 million, or 1.9% (non-annualized) QoQ. The majority of this increase was transaction deposits, which increased 4.3% (non-annualized) QoQ. The “Win Flushing” program, which focuses on increasing our deposit market share in the Asian Community of Flushing, Queens, was the centerpiece of our retail deposits growth of $72 million QoQ. As of March 31, 2019, we have captured $175 million of deposits, exceeding our target of $160 million in deposit growth by the end of 1Q19. The program was predicated on the conversion of Flushing branches to the Universal Banker model, which allows staff to spend more time with customers, increasing sales opportunities. In the branches that have been converted, we experienced an increase of approximately 100% in transactions processed at ATMs, to almost 55% of all branch transactions, reducing our customer’s reliance on tellers. As a result, branch sales have increased over 30%, as sales per employee increased approximately 50% due to our branch staff focusing more time on sales opportunities. As previously discussed, we expect to have the remaining branches converted to the Universal Banker model by the end of 2019. As of March 31, 2019, we had 15 out of our 19 total branches operating under the Universal Banker model.”

“Credit quality remained strong, as non-accrual and non-performing loans decreased by 3% in 1Q19. The quarter’s $0.9 million in charge-offs were mainly isolated to one commercial business loan relationship. The loan-to-value on our non-performing real estate loans at March 31, 2019 remained conservative at 33.9%.”

Mr. Buran continued, “The Company retains its focus on preserving strong risk management practices, including conservative underwriting standards and improving yields to achieve improved risk-adjusted returns.”

  Multi-family (excluding underlying co-operative mortgages), commercial real estate, and one-to-four family mixed-use property mortgage loans originated during 1Q19 had a yield of 5.01%, an increase of 28bps from 4.73% for 4Q18 and an increase of 104bps from 3.97% for 1Q18. We maintained our asset quality as these loans had an average loan-to-value ratio of 41% and an average debt coverage ratio of 171%.

  We remain committed to our strategy of focusing on C&I loans, commercial real estate loans and multi-family. In the first quarter, loan closings represented 66%, 7%, and 14%, respectively, of all originations, which were made while maintaining conservative loan-to-value and debt coverage ratios, and increasing yield.

  Over 75% of 1Q19 loan closings were non-brokered loans.

Mr. Buran concluded, “Overall, we remain well capitalized and committed to the successful execution of our strategic objectives of managing our funding mix, emphasizing loan yields over volume, improving scalability and efficiency of our branch network and continuing to manage credit risk.”

Summary of Strategic Objectives

  Manage cost of funds and continue to improve funding mix

  Increase interest income by leveraging loan pricing opportunities and portfolio mix

  Enhance core earnings power by improving scalability and efficiency

  Manage credit risk

  Maintain well capitalized levels under all stress test scenarios

Earnings Summary:

Net Interest Income

Net interest income for 1Q19 was $41.8 million, a decrease of $0.8 million, or 1.9% YoY (1Q19 compared to 1Q18) but an increase of $1.2 million, or 2.9% QoQ (1Q19 compared to 4Q18).

  Net interest margin of 2.57%, decreased 24bps YoY and unchanged QoQ

  Net interest spread of 2.36%, decreased 30bps YoY and increased 1bps QoQ

  Yield on average interest-earning assets of 4.29%, increased 29bps YoY and 4bps QoQ

  Cost of average interest-bearing liabilities of 1.93%, increased 59bps YoY and 3bps QoQ

  Cost of funds of 1.80%, increased 55bps YoY and 3bps QoQ, driven by increases in rates paid on deposits and short-term borrowings resulting from increases in the Fed Funds rate

  Net interest margin stabilization in 1Q19 due to:

    Cost of interest-bearing liabilities increasing only 3bps QoQ

    Interest rate swaps totaling $726 million provided a benefit of 6bps to net interest margin

    Over $2 billion of loans scheduled to upwardly reprice an average of 96bps through 2021

  Average balance of total interest-earning assets of $6,521.1 million, increased $422.4 million, or 6.9%, YoY and $156.7 million, or 2.5%, QoQ

  Net interest income includes prepayment penalty income from loans totaling $0.8 million in 1Q19 compared with $0.9 million, each in 4Q18 and 1Q18, recovered interest from delinquent loans of $0.7 million in 1Q19, compared to $0.3 million in 4Q18 and $0.2 million in 1Q18, and losses from fair value adjustments on qualifying hedges totaling $0.6 million compared to none in 4Q18 and 1Q18

  Absent all above items, the yield on interest-earning assets was 4.24% in 1Q19, an improvement of 6bps from 4Q18 and 31bps from 1Q18 and the net interest margin was 2.52% in 1Q19, which increased 3bps from 4Q18 but decreased 22bps from 1Q18

Provision for loan losses

The Company recorded a provision of $1.0 million compared to $0.4 million in 4Q18 and $0.2 million in 1Q18.

  1Q19 includes charge-offs totaling $1.1 million from one commercial business relationship, after charge-off the remaining book balance for this relationship was $0.9 million

  Recorded net charge-offs (recoveries) of $0.9 million in 1Q19, ($0.2) million in 4Q18 and ($38,000) in 1Q18

Non-interest Income

Non-interest income for 1Q19 was $0.9 million, a decrease of $2.3 million YoY, but an increase of $1.9 million QoQ.

  Non-interest income included net losses from fair value adjustments of $2.1 million in 1Q19, $3.6 million in 4Q18,  and $0.1 million in 1Q18, losses from the sale of securities of $1.9 million in 4Q18, gains from sale of assets of $1.1 million in 4Q18 and life insurance proceeds of $43,000 in 1Q19 and $0.8 million in 1Q18

  Absent all above items, non-interest income was $3.0 million, an increase of $0.5 million, or 18.1% YoY, but a decrease of $0.4 million, 11.8% QoQ

Non-interest Expense

Non-interest expense for 1Q19 was $32.4 million, an increase of $1.1 million, or 3.6% YoY, and $6.7 million, or 25.9% QoQ.

  1Q19 includes seasonal expenses totaling $3.0 million and a one-time expense of $0.5 million from the acceleration of employee benefits upon an officer’s death

  Salaries and benefits increased $0.7 million YoY primarily due to annual salary increases and $4.1 million QoQ

  Non-interest expense (excluding: salaries and benefits expense and director restricted stock unit expense) totaled $12.2 million in 1Q19, an increase of $0.6 million, or 5.3% YoY and $1.6 million, or 15.6% QoQ

  The ratio of non-interest expense to average assets was 1.89% in 1Q19 compared to 1.54% in 4Q18 and 1.95% in 1Q18

  The efficiency ratio was 70.4% in 1Q19 compared to 58.5% in 4Q18 and 69.3% in 1Q18

Provision for Income Taxes

The provision for income taxes in 1Q19 was $2.3 million, a decrease of $0.7 million, or 22.5% YoY but an increase of $1.2 million, or 118.6% QoQ.

  Pre-tax income decreased by $5.0 million, or 34.9% YoY and by $4.1 million, or 30.5% QoQ

  The effective tax rates were 24.5% in 1Q19, 7.8% in 4Q18 and 20.5% in 1Q18

  Both 1Q19 and 1Q18 reflects the vesting of restricted stock awards, which are treated as discrete items for tax purposes. Additionally, 4Q18 reflects the release of a previously accrued tax liability of $1.8 million

  Absent the above items, the effective tax rates were 23.8% in 1Q19, 20.9% in 4Q18 and 24.6% in 1Q18

Financial Condition Summary:

Loans:

  Net loans held for investment were $5,567.7 million reflecting an increase of 0.7% QoQ (not annualized) and 5.2% from March 31, 2018, as we continue to focus on the origination of multi-family, commercial real estate and commercial business loans with a full relationship while emphasizing rate over volume

  Loan closings of multi-family, commercial real estate and commercial business loans totaled $171.5 million for 1Q19, or 86.6% of loan production

  Loan pipeline was $274.8 million at March 31, 2019, compared to $196.6 million at December 31, 2018 and $325.6 million at March 31, 2018

  The loan-to-value ratio on our portfolio of real estate dependent loans as of March 31, 2019 totaled 38.7%

The following table shows the weighted average rate received from loan closings for the periods indicated:

	For the three months ended
	March 31,	December 31,	March 31,
Loan type	2019	2018	2018
Mortgage loans	5.14%	4.79%	4.15%
Non-mortgage loans	4.96%	5.11%	4.43%
Total loans	5.02%	4.90%	4.27%

Credit Quality:

  Non-performing assets and loans totaled $15.7 million, a decrease of $0.5 million, or 3.2%, from $16.3 million at December 31, 2018

  Classified assets totaled $39.1 million, a decrease of $7.4 million, or 15.8%, from $46.5 million at December 31, 2018, primarily due to two commercial business loan relationships totaling $6.6 million; one relationship made substantial payments and upgraded while the other relationship was written-down by $1.1 million to a remaining book value of $0.9 million

  Loans classified as troubled debt restructured (TDR) totaled $6.6 million, a decrease of $1.7 million, or 20.6%, from $8.4 million at December 31, 2018

  We anticipate continued low loss content in the portfolio, as our strong underwriting standards coupled with our practice of obtaining updated appraisals and recording charge-offs early in the delinquency process has resulted in a 33.9% average loan-to-value for non-performing loans collateralized by real estate

  Net charge-offs totaled $0.9 million

Capital Management:

  The Company and Bank, at March 31, 2019, were both well capitalized under all applicable regulatory requirements

  During 1Q19, stockholders’ equity increased $10.1 million, or 1.8%, to $559.6 million due to net income of $7.1 million and an improvement in the fair value of the securities portfolio, partially offset by the declaration and payment of dividends on the Company’s common stock

  During 1Q19, the Company did not repurchase any shares; as of March 31, 2019, up to 467,211 shares remained subject to repurchase under the authorized stock repurchase program, which has no expiration or maximum dollar limit

  Book value per common share increased to $19.85 at March 31, 2019, from $19.64 at December 31, 2018 and tangible book value per common share, a non-GAAP measure, increased to $19.29 at March 31, 2019, from $19.07 at December 31, 2018

Conference Call Information:

  John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Wednesday, May 1, 2019 at 9:30 AM (ET) to discuss the Company’s strategy and results for the first quarter

  Dial-in for Live Call: 1-877-509-5836

  Webcast: https://services.choruscall.com/links/ffic190501.html
  Dial-in for Replay: 1-877-344-7529

  Replay Access Code: 10129183

  The conference call will be simultaneously webcast and archived through 5:00 PM (ET) on May 1, 2020

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and on Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, an eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

1 See the tables entitled “Reconciliation of GAAP Earnings and Core Earnings” and “Reconciliation of GAAP Net Interest Income and Net Interest Margin to Core Net Interest Income and Net Interest Margin.”

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	For the three months ended
	March 31	December 31,	March 31
	2019	2018	2018

Interest and Dividend Income
Interest and fees on loans	$62,330	$60,722	$55,017
Interest and dividends on securities:
Interest	6,909	6,376	5,468
Dividends	19	18	14
Other interest income	555	317	287
Total interest and dividend income	69,813	67,433	60,786

Interest Expense
Deposits	21,469	20,174	12,110
Other interest expense	6,541	6,623	6,067
Total interest expense	28,010	26,797	18,177

Net Interest Income	41,803	40,636	42,609
Provision for loan losses	972	422	153
Net Interest Income After Provision for Loan Losses	40,831	40,214	42,456

Non-interest Income
Banking services fee income	973	1,065	948
Net loss on sale of securities	-	(1,920)	-
Net gain (loss) on sale of loans	63	-	(263)
Net gain on sale of assets	-	1,141	-
Net loss from fair value adjustments	(2,080)	(3,585)	(100)
Federal Home Loan Bank of New York stock dividends	903	946	876
Life insurance proceeds	43	-	776
Bank owned life insurance	740	779	762
Other income	301	588	201
Total non-interest income (loss)	943	(986)	3,200

Non-interest Expense
Salaries and employee benefits	19,166	15,094	18,455
Occupancy and equipment	2,789	2,551	2,577
Professional services	2,265	1,821	2,185
FDIC deposit insurance	485	472	500
Data processing	1,492	1,409	1,401
Depreciation and amortization	1,518	1,464	1,389
Other real estate owned/foreclosure expense (benefit)	77	(128)	96
Other operating expenses	4,627	3,077	4,691
Total non-interest expense	32,419	25,760	31,294

Income Before Income Taxes	9,355	13,468	14,362

Provision for Income Taxes
Federal	1,943	349	2,607
State and local	344	697	343
Total taxes	2,287	1,046	2,950

Net Income	$7,068	$12,422	$11,412

Basic earnings per common share	$0.25	$0.44	$0.39
Diluted earnings per common share	$0.25	$0.44	$0.39
Dividends per common share	$0.21	$0.20	$0.20

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)
(Unaudited)

	March 31,	December 31,	March 31,
	2019	2018	2018
ASSETS
Cash and due from banks	$58,677	$118,561	$91,959
Securities held-to-maturity:
Mortgage-backed securities	7,949	7,953	7,968
Other securities	22,532	24,065	23,267
Securities available for sale:
Mortgage-backed securities	579,185	557,953	512,781
Other securities	266,839	264,702	216,480
Loans:
Multi-family residential	2,256,447	2,269,048	2,286,803
Commercial real estate	1,529,001	1,542,547	1,426,847
One-to-four family ― mixed-use property	582,049	577,741	566,930
One-to-four family ― residential	188,615	190,350	190,115
Co-operative apartments	7,903	8,498	6,826
Construction	54,933	50,600	23,887
Small Business Administration	15,188	15,210	20,004
Taxi medallion	3,891	4,539	6,617
Commercial business and other	935,297	877,763	768,440
Net unamortized premiums and unearned loan fees	15,422	15,188	16,395
Allowance for loan losses	(21,015)	(20,945)	(20,542)
Net loans	5,567,731	5,530,539	5,292,322
Interest and dividends receivable	27,226	25,485	22,578
Bank premises and equipment, net	29,798	30,418	31,314
Federal Home Loan Bank of New York stock	51,182	57,282	54,045
Bank owned life insurance	131,794	131,788	130,653
Goodwill	16,127	16,127	16,127
Right of Use Asset	44,033	-	-
Other assets	64,377	69,303	83,277
Total assets	$6,867,450	$6,834,176	$6,482,771

LIABILITIES
Due to depositors:
Non-interest bearing	$401,064	$413,747	$377,861
Certificate of deposit accounts	1,511,770	1,563,310	1,499,326
Savings accounts	201,811	210,022	246,888
Money market accounts	1,352,843	1,427,992	1,032,409
NOW accounts	1,542,606	1,300,852	1,479,319
Total deposits	5,010,094	4,915,923	4,635,803
Mortgagors' escrow deposits	70,115	44,861	65,979
Borrowed funds	1,116,416	1,250,843	1,177,101
Operating Lease Liability	52,510	-	-
Other liabilities	58,756	73,085	68,581
Total liabilities	6,307,891	6,284,712	5,947,464

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at March 31, 2019, December 31, 2018 and March 31, 2018; 28,187,184
shares, 27,983,637 shares and 28,546,443 shares outstanding at March 31, 2019,
December 31, 2018 and March 31, 2018, respectively)	315	315	315
Additional paid-in capital	222,859	222,720	219,115
Treasury stock (3,343,411 shares, 3,546,958 shares and 2,984,152 shares at
March 31, 2019, December 31, 2018 and March 31, 2018, respectively)	(70,929)	(75,146)	(60,737)
Retained earnings	417,856	414,327	388,568
Accumulated other comprehensive loss, net of taxes	(10,542)	(12,752)	(11,954)
Total stockholders' equity	559,559	549,464	535,307

Total liabilities and stockholders' equity	$6,867,450	$6,834,176	$6,482,771

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share data)
(Unaudited)

	At or for the three months ended
	March 31,		December 31,		March 31,
	2019		2018		2018
Per Share Data
Basic earnings per share	$0.25		$0.44		$0.39
Diluted earnings per share	$0.25		$0.44		$0.39
Average number of shares outstanding for:
Basic earnings per common share computation	28,621,018		28,422,215		28,974,156
Diluted earnings per common share computation	28,621,030		28,422,517		28,974,757
Shares outstanding	28,187,184		27,983,637		28,546,443
Book value per common share (1)	$19.85		$19.64		$18.75
Tangible book value per common share (2)	$19.29		$19.07		$18.20

Stockholders' Equity
Stockholders' equity	$559,559		$549,464		$535,307
Tangible stockholders' equity	543,722		533,627		519,471

Average Balances
Total loans, net	$5,544,667		$5,438,418		$5,231,377
Total interest-earning assets	6,521,142		6,364,456		6,098,706
Total assets	6,868,140		6,681,161		6,403,396
Total due to depositors	4,598,305		4,453,200		4,176,457
Total interest-bearing liabilities	5,811,263		5,654,560		5,442,554
Stockholders' equity	552,621		541,067		529,281

Performance Ratios (3)
Return on average assets	0.41%		0.74%		0.71%
Return on average equity	5.12		9.18		8.62
Yield on average interest-earning assets (4)	4.29		4.25		4.00
Cost of average interest-bearing liabilities	1.93		1.90		1.34
Cost of funds	1.80		1.77		1.25
Interest rate spread during period (4)	2.36		2.35		2.66
Net interest margin (4)	2.57		2.57		2.81
Non-interest expense to average assets	1.89		1.54		1.95
Efficiency ratio (5)	70.37		58.53		69.34
Average interest-earning assets to average
interest-bearing liabilities	1.12	X	1.13	X	1.12	X

(1)	Calculated by dividing stockholders’ equity by shares outstanding.
(2)	Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(3)	Ratios are presented on an annualized basis, where appropriate.
(4)	Yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented.
(5)	Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding accelerated employee benefits upon officers death, OREO expense and the net gain/loss from the sale of OREO) by the total of net interest income (excluding net losses from fair value adjustments on qualifying hedges) and non-interest income (excluding net gains and losses from the sale of securities, assets and fair value adjustments and life insurance proceeds).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	At or for the three	At or for the year	At or for the three
	ended	ended	months ended
	March 31, 2019	December 31, 2018	March 31, 2018

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$594,196	$586,582	$568,635
Common equity Tier 1 capital	552,793	546,230	531,305
Total risk-based capital	690,211	682,527	664,177

Tier 1 leverage capital (well capitalized = 5%)	8.63%	8.74%	8.86%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	10.90	10.98	11.17
Tier 1 risk-based capital (well capitalized = 8.0%)	11.72	11.79	11.95
Total risk-based capital (well capitalized = 10.0%)	13.61	13.72	13.96

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$663,467	$660,782	$637,091
Common equity Tier 1 capital	663,467	660,782	637,091
Total risk-based capital	684,482	681,727	657,633

Tier 1 leverage capital (well capitalized = 5%)	9.64%	9.85%	9.92%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	13.08	13.28	13.39
Tier 1 risk-based capital (well capitalized = 8.0%)	13.08	13.28	13.39
Total risk-based capital (well capitalized = 10.0%)	13.49	13.70	13.82

Capital ratios:
Average equity to average assets	8.05%	8.22%	8.27%
Equity to total assets	8.15	8.04	8.26
Tangible common equity to tangible assets (1)	7.94	7.83	8.03

Asset quality:
Non-accrual loans (2)	$15,735	$16,253	$14,972
Non-performing loans	15,735	16,253	16,640
Non-performing assets	15,770	16,288	17,384
Net charge-offs/ (recoveries)	902	(19)	(38)

Asset quality ratios:
Non-performing loans to gross loans	0.28%	0.29%	0.31%
Non-performing assets to total assets	0.23	0.24	0.27
Allowance for loan losses to gross loans	0.38	0.38	0.39
Allowance for loan losses to non-performing assets	133.26	128.60	118.17
Allowance for loan losses to non-performing loans	133.55	128.87	123.45

Full-service customer facilities	19	19	18

(1)	See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(2)	Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the three months ended
	March 31, 2019				December 31, 2018				March 31, 2018
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost
	(Dollars in thousands)
Interest-earning Assets:
Mortgage loans, net	$4,619,587	$50,845	4.40%		$4,555,895	$49,789	4.37%		$4,442,870	$46,112	4.15%
Other loans, net	925,080	11,485	4.97		882,523	10,933	4.96		788,507	8,905	4.52
Total loans, net (1) (2)	5,544,667	62,330	4.50		5,438,418	60,722	4.47		5,231,377	55,017	4.21
Taxable securities:
Mortgage-backed
securities	573,397	4,248	2.96		558,693	4,004	2.87		524,710	3,507	2.67
Other securities	241,863	2,211	3.66		184,592	1,586	3.44		131,078	1,121	3.42
Total taxable securities	815,260	6,459	3.17		743,285	5,590	3.01		655,788	4,628	2.82
Tax-exempt securities: (3)
Other securities	58,173	594	4.08		114,079	1,018	3.57		124,125	1,081	3.48
Total tax-exempt securities	58,173	594	4.08		114,079	1,018	3.57		124,125	1,081	3.48
Interest-earning deposits
and federal funds sold	103,042	555	2.15		68,674	317	1.85		87,416	287	1.31
Total interest-earning
assets	6,521,142	69,938	4.29		6,364,456	67,647	4.25		6,098,706	61,013	4.00
Other assets	346,998				316,705				304,690
Total assets	$6,868,140				$6,681,161				$6,403,396

Interest-bearing Liabilities:
Deposits:
Savings accounts	$205,775	361	0.70		$213,091	392	0.74		$265,895	389	0.59
NOW accounts	1,488,859	6,031	1.62		1,312,834	4,968	1.51		1,540,465	3,148	0.82
Money market accounts	1,380,172	6,821	1.98		1,348,873	6,523	1.93		1,025,727	3,075	1.20
Certificate of deposit
accounts	1,523,499	8,203	2.15		1,578,402	8,276	2.10		1,344,370	5,463	1.63
Total due to depositors	4,598,305	21,416	1.86		4,453,200	20,159	1.81		4,176,457	12,075	1.16
Mortgagors' escrow
accounts	62,174	53	0.34		71,108	15	0.08		58,960	35	0.24
Total interest-bearing
deposits	4,660,479	21,469	1.84		4,524,308	20,174	1.78		4,235,417	12,110	1.14
Borrowings	1,150,784	6,541	2.27		1,130,252	6,623	2.34		1,207,137	6,067	2.01
Total interest-bearing
liabilities	5,811,263	28,010	1.93		5,654,560	26,797	1.90		5,442,554	18,177	1.34
Non interest-bearing
demand deposits	398,829				406,501				364,983
Other liabilities	105,427				79,033				66,578
Total liabilities	6,315,519				6,140,094				5,874,115
Equity	552,621				541,067				529,281
Total liabilities and
equity	$6,868,140				$6,681,161				$6,403,396

Net interest income /
net interest rate spread (tax equivalent) (3)		$41,928	2.36%			$40,850	2.35%			$42,836	2.66%

Net interest-earning assets /
net interest margin (tax equivalent)	$709,879		2.57%		$709,896		2.57%		$656,152		2.81%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.13	X			1.12	X

(1)	Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.5 million, $0.5 million and $0.1 million for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively.
(2)	Loan interest income includes net losses from fair value adjustments on qualifying hedges of $0.6 million, none and none for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively.

(3)	Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented totaling $125,000, $214,000 and $227,000, respectively.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
DEPOSIT COMPOSITION
(Unaudited)

					March 2019 vs.		March 2019 vs.
	March 31,	December 31,	September 30,	June 30,	December 2018	March 31,	March 2018
(Dollars in thousands)	2019	2018	2018	2018	% Change	2018	% Change
Deposits
Non-interest bearing	$401,064	$413,747	$398,606	$388,467	-3.1%	$377,861	6.1%
Interest bearing:
Certificate of deposit
accounts	1,511,770	1,563,310	1,562,962	1,452,016	-3.3%	1,499,326	0.8%
Savings accounts	201,811	210,022	216,976	225,815	-3.9%	246,888	-18.3%
Money market accounts	1,352,843	1,427,992	1,223,640	1,069,835	-5.3%	1,032,409	31.0%
NOW accounts	1,542,606	1,300,852	1,255,464	1,422,745	18.6%	1,479,319	4.3%
Total interest-bearing
deposits	4,609,030	4,502,176	4,259,042	4,170,411	2.4%	4,257,942	8.2%

Total deposits	$5,010,094	$4,915,923	$4,657,648	$4,558,878	1.9%	$4,635,803	8.1%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
LOANS
(Unaudited)

Loan Closings

	For the three months
	March 31	December 31,	March 31
(In thousands)	2019	2018	2018
Multi-family residential	$27,214	$85,095	$81,181
Commercial real estate	13,941	95,772	71,554
One-to-four family – mixed-use property	16,423	28,924	16,068
One-to-four family – residential	3,886	7,356	16,968
Co-operative apartments	-	948	-
Construction	5,901	8,968	14,679
Small Business Administration	329	1,304	1,967
Commercial business and other	130,330	116,365	139,407
Total	$198,024	$344,732	$341,824

Loan Composition

					March 2019 vs.		March 2019 vs.
	March 31,	December 31,	September 30,	June 30,	December 2018	March 31,	March 2018
(Dollars in thousands)	2019	2018	2018	2018	% Change	2018	% Change
Loans held for investment:
Multi-family residential	$2,256,447	$2,269,048	$2,235,370	$2,247,852	-0.6%	$2,286,803	-1.3%
Commercial real estate	1,529,001	1,542,547	1,460,555	1,471,894	-0.9%	1,426,847	7.2%
One-to-four family ―
mixed-use property	582,049	577,741	565,302	564,474	0.7%	566,930	2.7%
One-to-four family ― residential	188,615	190,350	188,975	187,741	-0.9%	190,115	-0.8%
Co-operative apartments	7,903	8,498	7,771	7,839	-7.0%	6,826	15.8%
Construction	54,933	50,600	40,239	33,826	8.6%	23,887	130.0%
Small Business Administration	15,188	15,210	14,322	14,405	-0.1%	20,004	-24.1%
Taxi medallion	3,891	4,539	6,078	6,225	-14.3%	6,617	-41.2%
Commercial business and other	935,297	877,763	846,224	783,904	6.6%	768,440	21.7%
Net unamortized premiums
and unearned loan fees	15,422	15,188	15,226	15,647	1.5%	16,395	-5.9%
Allowance for loan losses	(21,015)	(20,945)	(20,309)	(20,220)	0.3%	(20,542)	2.3%
Net loans	$5,567,731	$5,530,539	$5,359,753	$5,313,587	0.7%	$5,292,322	5.2%

Net Loans Activity

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2019	2018	2018	2018	2018
Loans originated and purchased	$198,024	$344,732	$308,825	$255,410	$341,824
Principal reductions	(158,815)	(173,061)	(257,902)	(226,030)	(202,059)
Loans sold	(1,043)	-	(4,027)	(7,273)	(2,703)
Loan charged-offs	(1,138)	(211)	(220)	(416)	(85)
Foreclosures	-	-	-	-	(744)
Net change in deferred fees and costs	234	(38)	(421)	(748)	(368)
Net change in the allowance for loan losses	(70)	(636)	(89)	322	(191)
Total loan activity	$37,192	$170,786	$46,166	$21,265	$135,674

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NON-PERFORMING ASSETS and NET CHARGE-OFFS
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Loans 90 Days Or More Past Due
and Still Accruing:
Commercial real estate	$-	$-	$111	$-	$1,668
Construction	-	-	-	730	-
Total	-	-	111	730	1,668

Non-accrual Loans:
Multi-family residential	2,009	2,410	862	2,165	2,193
Commercial real estate	1,050	1,379	1,398	1,448	1,894
One-to-four family - mixed-use property	1,305	928	795	2,157	2,396
One-to-four family - residential	5,708	6,144	6,610	6,969	7,542
Co-operative apartments	-	-	-	575	-
Construction	950	-	-	-	-
Small Business Administration	1,227	1,267	1,395	-	41
Taxi medallion(1)	1,372	613	712	743	906
Commercial business and other	2,114	3,512	761	2	-
Total	15,735	16,253	12,533	14,059	14,972

Total Non-performing Loans	15,735	16,253	12,644	14,789	16,640

Other Non-performing Assets:
Real estate acquired through foreclosure	-	-	-	-	638
Other asset acquired through foreclosure	35	35	35	35	106
Total	35	35	35	35	744

Total Non-performing Assets	$15,770	$16,288	$12,679	$14,824	$17,384

Non-performing Assets to Total Assets	0.23%	0.24%	0.19%	0.23%	0.27%
Allowance For Loan Losses to Non-performing Loans	133.6%	128.9%	160.6%	136.7%	123.5%

(1)  Not included in the above analysis are non-accrual performing TDR taxi medallion loans totaling $2.5 million in 1Q19, $3.9 million in 4Q18, $5.4 million in 3Q18, $5.5 million in 2Q18 and $5.7 million in 1Q18.

Net Charge-Offs (Recoveries)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2019	2018	2018	2018	2018
Multi-family residential	$(13)	$(4)	$18	$28	$51
Commercial real estate	-	-	-	-	-
One-to-four family – mixed-use property	(85)	(18)	(36)	(79)	-
One-to-four family – residential	(4)	(199)	(258)	(4)	(107)
Small Business Administration	(4)	170	134	18	19
Taxi medallion	(84)	(143)	40	353	-
Commercial business and other	1,092	(20)	13	6	(1)
Total net loan charge-offs (recoveries)	$902	$(214)	$(89)	$322	$(38)

Core Diluted EPS, Core ROAE, Core ROAA, Core Net Interest Income, Core Yield on Total Loans, Core Net Interest Margin and tangible book value per common share are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018

GAAP income before income taxes	$9,355	$13,468	$14,362

Net loss from fair value adjustments	2,080	3,585	100
Net loss on sale of securities	-	1,920	-
Gain from life insurance proceeds	(43)	-	(776)
Net gain on sale of assets	-	(1,141)	-
Net losses from fair value adjustments on qualifying hedges	637	-	-
Accelerated employee benefits upon Officer's death	455	-	-

Core income before taxes	12,484	17,832	13,686

Provision for income taxes for core income	3,033	2,395	2,982

Core net income	$9,451	$15,437	$10,704

GAAP diluted earnings per common share	$0.25	$0.44	$0.39

Net loss from fair value adjustments, net of tax	0.05	0.09	-
Net loss on sale of securities, net of tax	-	0.05	-
Gain from life insurance proceeds	-	-	(0.03)
Net gain on sale of assets, net of tax	-	(0.03)	-
Net losses from fair value adjustments on qualifying hedges, net of tax	0.02	-	-
Accelerated employee benefits upon Officer's death, net of tax	0.01	-	-

Core diluted earnings per common share[1]	$0.33	$0.54	$0.37

Core net income, as calculated above	$9,451	$15,437	$10,704
Average assets	6,868,140	6,681,161	6,403,396
Average equity	552,621	541,067	529,281
Core return on average assets[2]	0.55%	0.92%	0.67%
Core return on average equity[2]	6.84%	11.41%	8.09%

(1) Core diluted earnings per common share may not foot due to rounding.
(2) Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
RECONCILIATION OF GAAP NET INTEREST INCOME and NET INTEREST MARGIN
To CORE NET INTEREST INCOME and NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018

GAAP net interest income	$41,803	$40,636	$42,609
Net losses from fair value adjustments on qualifying hedges	637	-	-
Core net interest income	$42,440	$40,636	$42,609

GAAP interest income on total loans, net	$62,330	$60,722	$55,017
Net losses from fair value adjustments on qualifying hedges	637	-	-
Prepayment penalties received on loans	(805)	(892)	(913)
Net recoveries of interest from non-accrual loans	(714)	(276)	(166)
Core interest income on total loans, net	$61,448	$59,554	$53,938
Average total loans, net	$5,544,667	$5,438,418	$5,231,377
Core yield total loans, net	4.43%	4.38%	4.12%

Net interest income tax equivalent	$41,928	$40,850	$42,836
Net losses from fair value adjustments on qualifying hedges	637	-	-
Prepayment penalties received on loans	(805)	(892)	(913)
Net recoveries of interest from non-accrual loans	(714)	(276)	(166)
Net interest income used in calculation of Core net interest margin	$41,046	$39,682	$41,757
Total average interest-earning assets	$6,521,142	$6,364,456	$6,098,706
Core net interest margin	2.52%	2.49%	2.74%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CALCULATION OF TANGIBLE STOCKHOLDERS’
COMMON EQUITY to TANGIBLE ASSETS
(Unaudited)

	March 31,	December 31,	March 31,
(Dollars in thousands)	2019	2018	2018
Total Equity	$559,559	$549,464	$535,307
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	290	290	291
Tangible Stockholders' Common Equity	$543,722	$533,627	$519,471

Total Assets	$6,867,450	$6,834,176	$6,482,771
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	290	290	291
Tangible Assets	$6,851,613	$6,818,339	$6,466,935

Tangible Stockholders' Common Equity to Tangible Assets	7.94%	7.83%	8.03%

Susan K. Cullen
Senior Executive Vice President, Treasurer and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400